As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-[xxxx]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BIOAGE LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4721157
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1445A South 50th Street

Richmond, California 94804

(510) 806-1445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2024 Equity Incentive Plan

2024 Employee Stock Purchase Plan

(Full title of the plans)

Kristen Fortney, Ph.D.

Chief Executive Officer and President

BioAge Labs, Inc.

1445A South 50th Street

Richmond, California 94804

(510) 806-1445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Matthew Rossiter, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, BioAge Labs, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 1,792,501 additional shares of the Registrant’s common stock, par value $0.00001 per share (“common stock”) under the Registrant’s 2024 Equity Incentive Plan and (b) 358,500 additional shares of the Registrant’s common stock under the Registrant’s 2024 Employee Stock Purchase Plan, pursuant to the provisions in those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans on January 1, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on September 26, 2024 (Registration No. 333-282352) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 20, 2025, pursuant to Section 13(a) of the Exchange Act;
(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrants Annual Report on Form 10-K referred to in (a) above; and
(c)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42279) filed on September 18, 2024 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished an note filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel

As of the date of this registration statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 16,653 shares of the Registrant’s common stock.

Item 8. Exhibits

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-42279	3.1	11/7/2024
3.2	Amended and Restated Bylaws of the Registrant	10-Q	001-42279	3.2	11/7/2024
4.1	Form of Common Stock Certificate	S-1/A	333-281901	4.1	09/03/2024
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of KPMG LLP					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2024 Equity Incentive Plan, and forms of award agreements thereunder	10-K	001-42279	10.2	03/20/2025
99.2	2024 Employee Stock Purchase Plan, and forms of award agreements thereunder	S-1/A	33-281901	10.4	09/18/2024
107	Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 20th day of March, 2025.

BIOAGE LABS, INC.

By:	/s/ Kristen Fortney, Ph.D.
Kristen Fortney, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristen Fortney, Ph.D. and Dov Goldstein, M.D., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date
/s/ Kristen Fortney Kristen Fortney, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 20, 2025

/s/ Dov Goldstein Dov Goldstein, M.D.	Chief Financial Officer (Principal Financial Officer)	March 20, 2025

/s/ Shane Barton Shane Barton	Senior Vice President of Finance (Principal Accounting Officer)	March 20, 2025

/s/ Jean-Pierre Garnier Jean-Pierre Garnier, Ph.D.	Chair of the Board of Directors	March 20, 2025

/s/ Michael Davidson Michael Davidson, M.D.	Director	March 20, 2025

/s/ Patrick Enright Patrick Enright	Director	March 20, 2025

/s/ James Healy James Healy, M.D., Ph.D.	Director	March 20, 2025

/s/ Rekha Hemrajani Rekha Hemrajani	Director	March 20, 2025

/s/ Eric Morgen Eric Morgen, M.D.	Director	March 20, 2025

/s/ Vijay Pande Vijay Pande, Ph.D.	Director	March 20, 2025